Exhibit 99.1

Contact:
Shelly Whitaker, APR

shelly.whitaker
@advanceautoparts.com

Direct	540-561-8452
Fax	540-561-6445

Advance Auto Parts Amends Long-Term Incentive Plan

ROANOKE, Va., May 9, 2007 - Advance Auto Parts, Inc. (NYSE: AAP), (the “Company”) a leading retailer of automotive aftermarket parts, batteries, accessories and maintenance items, announced that with regard to the Company’s proposal in its 2007 proxy statement to amend the Company’s Long-Term Incentive Plan (the “Plan”), on May 9, 2007, the Board of Directors adopted a resolution whereby the Company will increase the authorized reserve of shares available for issuance of awards under the Plan by three million shares, rather than five million shares previously indicated, following shareholder approval. The Company will seek shareholder approval for any further increases in the number of shares available for issuance of awards under the Plan as needed in the future to maintain a competitive level of long-term incentives.

About Advance Auto Parts
Headquartered in Roanoke, Va., Advance Auto Parts is the second-largest retailer of automotive aftermarket parts, accessories, batteries, and maintenance items in the United States, based on store count and sales. As of December 30, 2006, the Company operated 3,082 stores in 40 states, Puerto Rico, and the Virgin Islands. The Company serves both the do-it-yourself and professional installer markets.

Certain statements contained in this release are forward-looking statements, as that statement is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events or developments, and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook or estimate. These forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, competitive pressures, demand for the Company's products, the market for auto parts, the economy in general, inflation, consumer debt levels, the weather, acts of terrorism, availability of suitable real estate, dependence on foreign suppliers and other factors disclosed in the Company's 10-K for the fiscal year ended December 30, 2006, on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results described in these forward-looking statements. The Company intends these forward-looking statements to speak only as of the time of this news release and does not undertake to update or revise them, as more information becomes available.

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